CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “The Fund’s Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Legg Mason BW Global High Yield Fund.

Baltimore, Maryland

September 26, 2012